UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

BJ SERVICES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-10570	63-0084140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Westway Park Blvd, Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 462-4239

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, the Executive Compensation Committee (the “Compensation Committee”) approved the following annual salaries (effective December 1, 2006):

Name	New Salary
J. W. Stewart Chairman of the Board, President and Chief Executive Officer	$1,100,000

Jeffrey E. Smith Vice President—Finance and Chief Financial Officer	$462,000

Kenneth A. Williams Vice President and President— U.S. Operations	$510,000

David Dunlap Vice President and President— International Division	$470,000

Margaret B. Shannon Vice President—General Counsel	$385,000

The Compensation Committee also set the corporate performance objectives for the persons listed in the table above to be used in determining cash bonus awards for our executive officers in fiscal year 2007 under our Annual Bonus Plan. For fiscal year 2007, bonus targets for our executive officers will be based on corporate performance, specifically earnings per share objectives. Cash bonus awards are based on a percentage of a participant’s December 1 base salary. If we fail to meet an entry level earnings per share objective, no bonus will be paid. The potential bonus payable if the entry level is reached ranges between 10% and 175% of base salary for Mr. Stewart and between 7% and 122.5% of base salary for the other executive officers named above.

The Compensation Committee also amended the forms of option agreements for our directors, officers and employees. These agreements were amended to provide that unvested options vest immediately in the case of death, disability or retirement and that options vesting as a result of death of the optionee will be exercisable for three years from the date of vesting. Previously, the agreements contained a one-year waiting period from the grant date before options could vest on death, disability or retirement, and options vesting as a result of the death of the optionee were only exercisable for one year from the vesting date. With the exception of amending options granted in March and May 2006 to certain of our executive officers to provide for immediate vesting upon death, disability or retirement, these amendments apply only to options granted on or after November 15, 2006. The forms of the amended agreements for our officers and directors, including the amendment related to options granted to certain executive officers in March and May 2006 are filed as exhibits to this report.

Item 8.01 Other Events

On November 16, 2006, the Nominating and Corporate Governance Committee revised the stock ownership guidelines for directors. The revised guidelines provide that directors who have been a member of our Board of Directors for more than one year are expected to have an investment in our common stock in excess of $300,000.

Item 9.01 Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of letter agreement setting forth terms and conditions of options to purchase shares of common stock awarded to executive officers during fiscal 2007

10.2	Form of letter agreement setting forth terms and conditions of options to purchase shares of common stock awarded to directors during fiscal 2007

10.3	BJ Services Company 2000 Incentive Plan – Form of Second Amendment to Terms and Conditions of Stock Options for Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ SERVICES COMPANY

Date: November 21, 2006	/s/ J.W. Stewart
J.W. Stewart
Chairman of the Board, President and
Chief Executive Officer

Exhibit List

Exhibit Number	Description of Exhibit

10.1	Form of letter agreement setting forth terms and conditions of options to purchase shares of common stock awarded to executive officers during fiscal 2007

10.2	Form of letter agreement setting forth terms and conditions of options to purchase shares of common stock awarded to directors during fiscal 2007

10.3	BJ Services Company 2000 Incentive Plan - Form of Second Amendment to Terms and Conditions of Stock Options for Officers